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                                                                   EXHIBIT 4.9



                           REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT is dated as of December 29, 1997 (this "Agreement"), by and among CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company"), and WELL SERVICES (MARINE) LTD., a Trinidad and Tobago, W.I. private limited company, CHARLES A. BRASH of San Fernando, Trinidad, W.I., and PHILLIP A. POLLONAIS, of San Fernando, Trinidad, W.I. (referred to individually as a "Stockholder" and collectively as the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, Cliffs Drilling Trinidad Offshore Limited, a Trinidad and Tobago, W.I. private limited company and indirect wholly owned subsidiary of the Company ("Purchaser") and the Stockholders are parties to the Asset Purchase Agreement (as hereinafter defined), pursuant to which Purchaser will acquire the Assets (as defined in the Asset Purchase Agreement), and in consideration thereof, will issue to the Stockholders such number of shares of the Common Stock (as hereinafter defined) of the Company which is equal to the quotient obtained (and expressed in number of shares) by dividing $23,500,000 by the Five-Day Average for the five (5) days immediately preceding (but not including) the Closing Date, LESS the Closing Adjustment (as defined in the Asset Purchase Agreement), if any; and

         WHEREAS, Purchaser has agreed to cause the Company to provide to the Stockholders the limited registration rights set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1.      DEFINITIONS.

                 As used in this Agreement, the following capitalized terms have the meanings specified as follows:

         (a) The term "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of December 29, 1997 by and among the Company and the Stockholders.

         (b)     The term "Commission" means the Securities and Exchange
Commission.

         (c) The term "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         (d) The term "Company" has the meaning specified in the preamble to this Agreement.

         (e) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         (f) The term "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         (g) The term "Piggy-back Registration" shall have the meaning given it in Section 3
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hereof.

         (h) The term "Qualified Transferee" means any shareholder of a Stockholder to whom the Registrable Securities and the rights hereunder have been transferred in liquidation and/or dissolution of such Stockholder, if and only if such transferee shall have executed and delivered to the Company, prior to the transfer, a written agreement pursuant to which such transferee (i) makes the representations set forth in Section 2.01(U) of the Asset Purchase Agreement, and (ii) agrees to be bound by the restrictions set forth in Section 2.01(U) of the Asset Purchase Agreement and the obligations imposed on the Stockholders by this Agreement.

         (i) The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

         (j) The term "Registrable Securities" means (i) the shares of Common Stock received by the Stockholders pursuant to the Asset Purchase Agreement, and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock; provided, however, that such shares of Common Stock shall cease to be Registrable Securities when (i) such shares have been effectively registered under the Securities Act and disposed of in accordance with a registration statement, (ii) such shares are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such shares are otherwise transferred by a Stockholder to a Person other than a Qualified Transferee.

         (k) The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         (l) The term "Stockholders" means the persons defined as such in the preamble to this Agreement to whom registration rights are hereby granted, and any Qualified Transferee to whom the rights granted under this Agreement are assigned in accordance with Section 11 hereof.

         2.      SECURITIES SUBJECT TO THIS AGREEMENT.

                 The securities entitled to the benefits of this Agreement are the Registrable Securities.

         3.      REGISTRATION RIGHTS

         (a)     Piggy-back Registration.

                 (i) For a period of one (1) year from the date after the closing of the transactions contemplated by the Asset Purchase Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any other Person of any class of equity security, including any security convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders, and other than as



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set forth in Section 3(a)(ii) below, then the Company shall in each case give written notice of such proposed filing to the Stockholders of Registrable Securities at least twenty days before the anticipated filing date, and such notice shall offer such Stockholders the opportunity to register such number of Registrable Securities as each such Stockholder may request (a "Piggy-back Registration"). The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Stockholders of Registrable Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the Stockholders of Registrable Securities that the total amount of securities which they and any other Persons (other than the Company) intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered for the accounts of Stockholders of Registrable Securities shall be reduced in inverse order of the priority of registration rights held by holders of securities requesting inclusion therein to the extent necessary, in the opinion of such managing underwriter, to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that the reduction imposed upon Stockholders of Registrable Securities shall not be greater, on a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons whose Piggy-back registration rights are pari passu with those granted hereby with respect to the amount of securities requested for inclusion in such registration.

                 (ii) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any registration statement if the proposed registration is (i) a registration of a stock option or other employee incentive compensation or employee benefit plan or of securities issued or issuable pursuant to any such plan, or a registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors or officers of the Company, (ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan,
(iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company, (iv) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Company's stockholders from a coercive or other attempt to cause a change in control of the Company, (v) a registration of securities filed pursuant to Rule 145 under the Securities Act or any successor rule, or (vi) a registration of preferred stock or securities issued in connection with any debt or preferred stock financing of the Company.

                 (iii) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Stockholder of Registrable Securities, notwithstanding the request of any such Stockholder to participate therein in accordance with this provision, if the Company determines in its sole discretion that such action is in the best interests of the Company and its stockholders (for this purpose, the interest of the Stockholders shall not be considered).

         (b)     Shelf Registration.

                 The Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Securities Act, as promptly as practicable and in no event later than sixty (60) calendar days after





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the closing of the transactions contemplated by the Asset Purchase Agreement.
The Company agrees to use its best efforts to cause such shelf registration statement to become effective as promptly as practicable after the filing thereof and thereafter to keep it continuously effective, for a period of one
(1) year from the date after the closing of the transactions contemplated by the Asset Purchase Agreement. Notwithstanding anything herein to the contrary, the period during which the Company is obligated to maintain the effectiveness of a registration statement hereunder will terminate when all the Registrable Securities covered by the registration statement have been sold.

         4.      REGISTRATION PROCEDURES.

                 In connection with the Company's Piggy-back or shelf registration obligations pursuant to Section 3 hereof, the Company shall as expeditiously as reasonably practicable:

         (a) Prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Stockholders and the underwriters, if any, as soon as practicable, copies of all such documents proposed to be filed, which documents will be subject to the review of the Stockholders and the underwriters, and the Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto, to which the underwriters, if any, or the holders of a majority of the Registrable Securities shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

         (c) Notify the Stockholders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose,
(iv) if at my time the representations and warranties of the Company contemplated by Section 4(l) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements





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therein not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

         (d) Exercise its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

         (e) If requested by the managing underwriters or the holders of a majority of the Registrable Securities in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the holders of a majority of the Registrable Securities or any underwriter of such Registrable Securities.

         (f) Furnish to the Stockholders and each managing underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

         (g) Deliver without charge to the Stockholders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by the Stockholders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Stockholders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Stockholders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in





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such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

         (j) Use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary if any, to consummate the disposition of such Registrable Securities.

         (k)     Upon the occurrence of any event contemplated by Section 4(c)
(ii) - (vii) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         (l) Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Stockholders with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and not reasonably objected to by the holders of a majority of the Registrable Securities) addressed to the Stockholders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the holders of a majority of the Registrable Securities and such underwriters;
(iv) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Stockholders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, set forth in full in such underwriting agreement the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) deliver such documents and certificates as may be requested by the managing underwriters, if any, and the holders of a majority of the Registrable Securities to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         (m) Make available for inspection by a representative of the Stockholders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Stockholders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided





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that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by applicable law or court or administrative order.

         (n) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

         5.      CONTENTS OF REGISTRATION STATEMENT.

                 In connection with any registration of Registrable Securities, the Company may require each Stockholder to furnish to the Company such information regarding itself and the distribution of such securities as the Company may from time to time reasonably request in writing. If the Company, in the exercise of its reasonable judgment, objects to any information relating to the Company requested by the Stockholders or the underwriters, if any, to be included in any registration statement or prospectus or any amendments or supplements thereto, the Company shall not be obligated to include such objectionable information, and the Stockholders may withdraw the Registrable Securities from such registration, in which event the shelf registration statement or amendment thereto shall be filed as soon as agreement with respect to any proposed change shall be reached among the Company, the holders of a majority of the Registrable Securities, and the managing underwriter, if any.

         6.      STAND-OFF AGREEMENT.

                 Each Stockholder agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii)-(vii) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities covered by such registration statement or prospectus until the Stockholder's receipt of copies of the supplemented or amended prospectus contemplated by
Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, each such Stockholder will deliver to the Company all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding maintaining the effectiveness of such registration statement set forth in Section 3 shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 4(c) hereof to and including the date when the Stockholders shall have (i) received the copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof, or
(ii) been advised in writing by the Company that use of the prospectus may be resumed.

         7.      EXPENSES OF REGISTRATION.

                 In connection with a registration, filing or qualification pursuant to Section 3 hereof, Stockholders shall pay all underwriting commissions and discounts attributable to sales of Registrable Securities, registration fees payable to the Commission and the New York Stock Exchange, and fees and expenses of Stockholder's counsel. All other expenses of a registration, filing or qualification pursuant to Section 3 hereof, including, without limitation, printers' and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne and





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paid by the Company.

         8.      UNDERWRITTEN REGISTRATIONS.

                 If any of the Registrable Securities covered by any registration under Section 3 are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering may be selected by the Stockholders; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

         9.      INDEMNIFICATION.

                 In the event any Registrable Securities are included in a registration statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder, the officers and directors of such Stockholder, each underwriter of Registrable Securities and each other Person, if any, who controls such Stockholder or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, or any post-effective amendment thereof, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Stockholders or such underwriter specifically for use in the preparation thereof.

         (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such Person, may become subject under the Securities





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Act or otherwise, and will reimburse the Company or any such Person for any legal or other expenses reasonably incurred by the Company or such Person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (i) or (ii) of Section 9(a) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Stockholder specifically for use in connection with such registration; provided, however, that the indemnity agreement contained in this
Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such Stockholder, which consent shall not be unreasonably withheld.

         (c)     Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

         (d) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified parties, the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such





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fraudulent misrepresentation.

         10.     REPORTS UNDER EXCHANGE ACT.

                 With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Stockholders to sell securities of the Company to the public without registration, the Company agrees, for so long as any Stockholder holds shares of Common Stock acquired by it pursuant to the Asset Purchase Agreement, to:

         (a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder; and

         (b) furnish to the Stockholders forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company pursuant to the Exchange Act, and (iii) such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the Commission which permits the sale of any securities without registration.

         11.     ASSIGNMENT OF REGISTRATION RIGHTS.

                 The right to cause the Company to register Registrable Securities pursuant to this Agreement may not be transferred or assigned, in whole or in part, by any Stockholder without the prior written consent of the Company, except to a Qualified Transferee of such Stockholder. Any such transferring Stockholder shall notify the Company in writing at least five business days prior to effecting any such transfer or assignment, specifying the name and address of the Qualified Transferee(s) and identifying the securities with respect to which such rights are being assigned.

         12.     MISCELLANEOUS.

         (a) Successors and Assigns; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

         (b) Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be interpreted, governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         (c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         (d) Titles and Subtitles. The titles and subtitles used in this Agreement are inserted for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by (i) personal delivery, (ii) expedited delivery service or express courier, (iii) certified or registered mail, postage prepaid, or (iv) confirmed facsimile transmission. Any such notice shall be deemed given upon its receipt at the following address (or such other address as may be specified by such party upon written notice to the others in accordance with this Section 12(e)):

IF TO THE COMPANY:

                          CLIFFS DRILLING COMPANY
                          1200 Smith Street, Suite 300
                          Houston, Texas   77002
                          Attention:  Douglas E. Swanson or Edward A. Guthrie
                          Telephone:  (713) 651-9426
                          Telefax:  (713) 951-0649

                 WITH COPIES TO:

                          Mr. W. Garney Griggs
                          Griggs & Harrison, P.C.
                          1301 McKinney, Suite 3200
                          Houston, Texas   77010-3033
                          Telephone: (713) 651-0600
                          Telefax: (713) 651-1944

IF TO THE STOCKHOLDERS:

                          WELL SERVICES (MARINE) LTD.
                          Otaheite Industrial Park
                          South Oropouche, P.O. Box 152 San Fernando
                          Trinidad, W.I.
                          Attn: Charles Brash or Kenneth Sammy
                          Telephone No.:   1 809 677-7475 or 7531
                          Telecopier No.:  1 809 677-7003

                          CHARLES A. BRASH AND/OR PHILLIP A. POLLONAIS
                          Otaheite Industrial Park
                          South Oropouche, P.O. Box 152 San Fernando
                          Trinidad, W.I.
                          Telephone No.:   1 809 677-7475 or 7531
                          Telecopier No.:  1 809 677-7003

                 WITH COPIES TO:

                          Hobsons, Attorneys-at-Law and Notaries Public Hobsons Court, 13-17 Keate Street

                          San Fernando
                          Trinidad and Tobago, WI
                          Attn:  Krishna Narinesingh CMT
                          Telephone No.:   1 868 652 3801
                          Telecopier No.:  1 868 652 1282

         (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (which may be generally or in a particular instance and either retroactively or prospectively) may not be given, unless the Company has obtained the written consent of the holders of a majority of the Registrable Securities; provided, however, that in the event any such amendment, modification, supplement, waiver or consent shall materially and adversely affect the rights of a single Stockholder or a similarly situated group of Stockholders (as opposed to the Stockholders generally), such amendment, modification, supplement, waiver or consent shall not be effective as against such Stockholder or group of Stockholders unless approved by such Stockholder or group of Stockholders.

         (g) Severability. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision, as it applies to other Persons or circumstances and the remaining provisions, shall not be affected or impaired thereby.

         (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities received by the Stockholders pursuant to the Acquisition. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                               COMPANY:

                               CLIFFS DRILLING COMPANY:


                               By: /s/ JIM R. WISE
                                   --------------------------------------

                               Printed Name: Jim R. Wise

                               Title: Director

                               STOCKHOLDERS:

                               WELL SERVICES (MARINE) LTD.:
                               (In Members Voluntary Liquidation)

                               By:/s/ GEORGE ANTHONY DIEFFENTHALLER
                                  ---------------------------------------

                               Printed Name: George Anthony Dieffenthaller

                               Title: Liquidator




                               By:/s/ CHARLES A. BRASH
                                  ---------------------------------------
                                       CHARLES A. BRASH



                               By:/s/ PHILLIP A. POLLONAIS
                                  ---------------------------------------
                                       PHILLIP A. POLLONAIS





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